EXHIBIT 10.13

                        AGREEMENT OF STOCK OPTION GRANTS

This is an agreement between Eugene Science (the "Company") and _______________ (the "Stakeholder") regarding the Stakeholder's stock options for the Company's shares, granted by the Company. (The "Stock Options")

ARTICLE 1  (OBJECTIVE)
The objective of this agreement is to specify the rights granted to the Stakeholder by the Company, in the form of Stock Options. The Stock Options are granted based on the Stakeholder's contribution to the Company's growth, in order to promote continued growth for the Company and motivate and encourage the Stakeholder in his/her continuing contribution to the Company.

ARTICLE 2  (OFFERED PRICE)
The purchase price of the Company's shares offered (the "Offered Price") to the Stakeholder is ___________ (__________) wons per share.

ARTICLE 3  (SHARE TYPES AND AMOUNT)
     1. The Company will offer the Stakeholder with _____________ of endorsed common stocks of the Company.
     2. The Company will issue the stocks offered, stated in the clause 1, as new stocks at the Offered Price in the amount stated in the Article 2.

ARTICLE 4  (DURATION OF GRANTED RIGHTS IN EFFECT)
The Stock Options granted to the Stakeholder by the Company will remain in effect from ______________ to _______________ (___ years).

ARTICLE 5  (TERMS AND CONDITIONS)
     1. To be eligible, the Stakeholder must be employed by the Company at the time of the execution of the Stock Options.
     2. Even if the condition stated in the clause 1 is not fulfilled, the Stakeholder may be eligible in the following cases:
          A. The Stakeholder dies, or retires due to the age limit, or resigns or retires after being promoted to an executive position, within three (3) years from the date of the grant.
          B. The Stakeholder resigns or retires due to reasons other than the Stakeholder's fault.
     3. In case of the Stakeholder's death, his/her heir/heiress will be the beneficiary of the Stock Options.

ARTICLE 6  (EXECUTION OF THE RIGHTS)
     1. When the Stakeholder wishes to execute his/her Stock Options, the Stakeholder should notify the Company in writing 10 days prior to such execution. The notice date is the date on which the Company obtained the notice.
     2. To execute the Stock Options, the Stakeholder should make a full cash payment within 7 days from the notice date as specified in the clause 1.
     3. The Company will issue the corresponding stocks to the Stakeholder within 14 days from the payment in the clause 2. However, in cases where the Company is not able to issue new stocks due to the requirements for printing and other regulations regarding stock issuance, the Stakeholder and the Company may agree to adjust this deadline.


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ARTICLE 7  (ADJUSTMENT OF OFFERED PRICE AND AMOUNT)

     1. In case of share value depreciation after this agreement, due to any paid-in capital increases, free issuances of new shares, stock dividends, bond conversions, issuance of preemptive rights as secured debentures, stock splits, mergers and acquisitions, face value splits, etc, the Offered Price for the Stakeholder will be recalculated as follows. However, if the adjusted Offered Price is below the face value, the total amount of purchase granted will be set based on the adjusted Offered Price, and the purchase price will be set as the face price.
          A. In case of a paid-in capital increase ("PCI," for capital increases with lower share price than the Offered Price):
               * Adjusted Offered Price = (Total number of shares before PCI X Offered Price + number of share issued at PCI X issue price per share at PCI) / (Total number of shares before PCI + number of share issued at PCI)
          B.   In case of a free issuance of new shares ("FIS"):

               * Adjusted Offered Price = Offered Price X Total number of share before FIS / (Total number of shares before FIS + number of share issued at FIS)
          C.   In case of stock dividends ("SD"):
               Stock dividends will be regarded as paid-in capital increases, and the Offered Price will be adjusted as in the case A. However, if the payout ratio is over 50% (including the stock dividends) and the dividend rate is over 20%, the Offered Price will be adjusted as follows:
               * Adjusted Offered Price = Offered Price X (Total equity capital of the Company before SD - SD amount over 50% of payout ratio) / Total equity capital of the Company before SD
          D. In case of a bond conversion or an issuance of preemptive rights as secured debenture:
               In this case, if the conversion price or the issue price is lower than the Offered Price, it will be assumed that all shares available for such conversion or issuance have been already converted or issued, and the Offered Price will be adjusted as in the previous case C.
          E.   In case of a face value split or annexation ("FS/FA"):
               * Adjusted Offered Price = (Per share face value after FS/FA / Per share face value before FS/FA) X Offered Price
          F.   In case of a merger and acquisition of the Company:
               Offered Price will be adjusted according to the terms and conditions of such merger and acquisition. If there are no terms and conditions specified, and the Stock Options are still effective, the Offered Price will be adjusted based on the merger rate.
     2. For each of the above cases, the amount (number of shares) of the Stock Options will be calculated as follows. However, the total amount will be rounded down to the nearest won, and the number of shares will be rounded down to the nearest integer.
          * Adjusted purchase amount (number of shares) = Purchase amount before adjustment X (Offered Price before adjustment / Adjusted Offered Price)

ARTICLE 8  (LIMITATIONS)
     1. The Stock Options granted to the Stakeholder by the Company cannot be transferred to a third party, or established as collateral, or a subject of a seizure. The Stock Options will no longer be valid, in case of such transfer, establishment, or seizure.


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     2.   When trading the stocks  obtained as a result of the  execution of the
          Stock Options, the Stakeholder should comply with the Securities and Exchange Acts, including the article 188 clause 2, "prohibition of the use of undisclosed information," and the article 188 clause 4, "prohibition of market manipulation and unfair trading."

ARTICLE 9  (CANCELLATION)
According to the Company's statute, the Company may cancel the grant of the Stock Options of the Stakeholder upon an agreement form the Company's board, in either of the following cases:
     1. The Stakeholder resigns from his/her position at the Company, for a personal reason
     2. Serious losses occur to the Company due to the Stakeholder's faults or purposeful acts
     3. The Company is not capable of issue the granted stocks, due to a bankruptcy or closedown

ARTICLE 10
     1. Related laws and regulations, the Securities and Exchange Commissions regulations, and the Company's policy related to share issuance will be referred to, regarding matters that are not specified in this document in reference to the Stock Options.
     2. In case any terms and conditions herein differ from as regulated by related laws, the laws will override the terms and conditions in this document. In case of the Company's failure to fulfill this agreement under an unavoidable circumstances outside of the Company's control, The Company is exempt from any indemnities caused by such nonfulfillment.
     3. This agreement will fall out of legal bindings on the next day of the Company's stock issuance, at the Stakeholder's execution of the Stock Options.

Two copies of this document will be produced and the Company and the Stakeholder each keeps one copy.


Date:  ______________________

The Company:      Eugene Science, CEO Seung-kwon Noh
                  Fl. 8 LG Palace Building, 165-8 Donggyo-dong, Mapo-gu, Seoul,
                  Korea

The Stakeholder:
                  Name: ______________________
                  Address:  ____________________________
                  National Registration Number: ______________